UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report - August 28, 2013
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265
(Address of principal executive offices)

Registrant's telephone number, including area code 303-672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	On August 28, 2013, Jay B. Neese, the Company's Executive Vice President, announced his intention to retire effective December 31, 2013.

(b)
Effective September 1, 2013, Jim E. Torgerson, age 50, will become Executive Vice President, QEP Energy. Mr. Torgerson has no family relationship with any director or executive officer of the Company. He participates in various executive compensation plans as previously disclosed in the Company's 2013 proxy statement.

Mr. Torgerson currently serves as QEP's Senior Vice President of Operations (2012-2013). He previously served as Senior Vice President, Drilling and Completions (2010-2012). Prior to the Company's spin-off from Questar Corporation in June 2010, he served as Vice President of Rockies Region Drilling and Completions (2005-2010) for Questar Market Resources Company. Mr. Torgerson has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Resources, Inc.
    (Registrant)

August 29, 2013

/s/Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and
Chief Financial Officer